Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement ("Agreement") made as of the "Effective Date" (defined below), by and between Corporate Sports Incentives, Inc. d/b/a Utix Corporation, Inc. ("Utix" or the "Company"), and Mark L. Pover (the "Executive").

In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

I.       Title
         -----
         The Executive's title will be Chief Financial Officer.

II.      Term of Employment
         ------------------
         The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company for a period of one (1) year commencing on the Effective Date. At the end of the initial term, or any additional term, this Agreement shall automatically be extended for an additional one (1) year, unless either Executive or Company gives written notice to the other of its desire to terminate this Agreement at least six (6) months prior to the scheduled end of the term.

III.     Responsibilities of the Executive
         ---------------------------------
         The Executive agrees to undertake the duties and responsibilities inherent in the position described above, those described in the Company's By-Laws and such other duties and responsibilities as the Company shall from time to time reasonably assign. Executive shall report directly to the Chief Executive Officer. Executive shall devote his full time and best efforts to the Company. Any outside activities must be cleared with CEO in advance. Current outside activities must be approved and listed as part of this agreement.

IV.      Expense Reimbursement
         ---------------------
         The Company will advance and/or reimburse the Executive for all reasonable travel and other business expenses incurred in furthering the business of the Company and in accordance with the Company's travel and business expense policy. This will include reimbursement of cell phone expenses per company policy and professional fees and licenses, subject to CEO approval.

V.       Annual Base Salary
         ------------------
         The Executive shall receive an annual base salary of $192,000. This salary shall be reviewed periodically by the Compensation Committee of the Board; and the Board in its sole discretion, may increase the Annual Base Salary for part or all of the remaining term.

VI.      Bonuses
         -------

                                                        Company Initial: AGR
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                                                      Executive Initial: MLP
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

         Executive shall receive a fast start bonus of $8,000 for business planning, modeling and efficient transition of the finance function six months from the anniversary date of this agreement, per review and approval by CEO.

         Executive shall also participate in the Executive Bonus Program with a targeted Annual Bonus of 30% of the then Annual Base Salary. The Annual Bonus for Executive shall be payable in cash and will be due the month following the delivery of the Company's annual operating results to the Board of Directors.

         Such bonus is subject to performance evaluation and achievement of the following:

               o    Budget variance and general operating performance.
               o    Cost savings measures implemented.
               o P&L performance versus plan with capitalization assumptions fulfilled.
               o    Public company filings for accuracy, timeliness and
                    assistance with elevating the Company's listing.
               o    Execution of merger and/or acquisition transactions as
                    directed by the Board.

VII.     Stock Options
         -------------
         Executive is granted options pursuant to the Company's Stock Options Plan ("Plan") to purchase 1.5% issued and outstanding shares outstanding at time of employment. The exercise price shall be equal to the initial price established in the private offering of Company common stock made as of the Effective Date. Such options shall expire ten years from the date of issue. The options shall vest at the rate of 25% on the first anniversary of the grant and at a rate of 2.10% per month for the next 36 months thereafter, subject to Articles IX and XI below.

         Executive agrees to enter into a stock option agreement with Company containing the above terms and provisions of the options together with such other terms and conditions as counsel for the Company may reasonably require to assure compliance with applicable state and federal law and stock exchange requirements in connection with the issuance of Company common stock upon exercise of options to be granted as provided herein, or as may be required to comply with the Plan.

VIII.    Benefits
         --------
         Executive shall be entitled to receive all benefits generally made available to senior executives of the Company ("Benefits"). Executive shall receive four weeks of vacation annually upon completion of first six month period of employment.

IX.      Termination by Company
         ----------------------
         Company shall have the right to terminate this Agreement under the following circumstances:

                                                        Company Initial: AGR
                                                                         ---

                                                      Executive Initial: MLP
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

               A. For cause upon notice from the Company Board of Directors. For purposes hereof, "cause" for termination shall include
                    (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Executive's ability to carry out his duties under this Agreement or upon the reputation of the Company; (c) conduct involving moral turpitude; and (d) upon a good faith finding by the Board of Directors of gross insubordination or misconduct during the term hereof which materially harms or damages the Company.

               B. Upon the death or disability of the Executive. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical and/or mental disability, to perform the essential functions of his/her job for a period of six (6) consecutive months.

               C. For poor performance of Executive as determined by the Board of Directors, after (i) such performance issues have been communicated in writing to the Executive and (ii) the Executive has failed to cure deficiencies communicated within a reasonable time period.

X.       Rights Following Termination by Company
         ---------------------------------------
         Upon termination of Executive by Company, the following shall apply:

         Upon termination pursuant to Paragraph A ("for cause") of Section IX, the Company shall have no further responsibility to Executive except to pay the portion of (i) the Annual Base Salary, and (ii) Annual Bonus earned and pro-rated to and including the last day of employment shall be paid to Executive in accordance with bonus payment schedules of other Executives. All stock options not yet vested as of the last day of employment are canceled.

         Upon termination pursuant to Paragraph B ("death or disability") of
         Section IX, the Company shall continue to pay to the Executive, his surviving spouse, if living, otherwise to his estate, the Annual Base Salary plus his any accrued bonus which shall be computed at a rate of 110% of the previous years bonus prorated for the partial year or an amount as negotiated between the parties and provide full benefits (pursuant to Article VIII) for nine (9) months following the last day of employment in the event of Executive's death or from the date the Executive is deemed disabled (as defined in Section IX B).

         Upon termination of this agreement or termination pursuant to Paragraph C ("poor performance") of Section IX, the Company shall provide Executive with the following severance package:

                                                        Company Initial: AGR
                                                                         ---

                                                      Executive Initial: MLP
                                                                         ---

               o Base Salary and Benefits and Annual Bonus for a period of nine (9) months following the date of termination. Base Salary continuation payments shall be payable either in a lump sum within 10 days from the date of termination or as otherwise scheduled as negotiated by the parties. Benefits will continue to be paid by the Company in full for the nine
                    (9) month period following termination. Bonuses shall be paid to Executive in a lump sum within 10 days from the date of termination and shall be computed at a rate of 110% of the previous years bonus prorated for the partial year or an amount as negotiated between the parties.

               o All stock options, warrants, restricted stock and other equity arrangements vested as of the date of termination, pursuant to the terms of Section X and Paragraph C of
                    Section IX hereof, remain with Executive and 50% of the then-remaining unvested portion of the restricted stock shall automatically become vested and granted, all remaining unvested restricted stock grants shall be canceled

XI       Termination by Executive
         ------------------------
         Executive shall have the right to terminate his employment under this Agreement upon thirty (30) days' prior written notice to Board provided said notice is delivered to the Chairman of the Board within 60 days following the occurrence of either A below or resigns in accordance with B below.

         A. Company materially reduces Executive's title, scope of authority, duties or responsibilities hereunder or modifies this agreement without Executive's written consent. Executive's principal workplace is relocated such that Executives commute is increased by more than 20 miles. Executive's scope of authority, duties or responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Company is (or substantially all of its assets are) sold to, or is combined with, another entity provided that following such an event (i) Executive shall continue to have the same scope of authority, duties and responsibilities with respect to Company's Universal Ticket products, sales and marketing operations, and retail distribution business and (ii) Executive shall report directly to the then Chief Executive Officer or Board of Directors of the entity that acquires the Company or substantially all of its assets; or

         B. Executive announces the termination of his employment agreement in writing to the Board of Directors as a "voluntary resignation."

XII      Rights Following Termination by Executive
         -----------------------------------------
         If this Agreement is terminated pursuant to Sections A of Article XI, the Company shall pay Executive within 30 days of the date of termination the following severance package:
               o Base Salary and Benefits and Annual Bonus for a period of nine (9) months following the date of termination. Base Salary continuation payments shall be payable either in a lump sum within 10 days from the date of termination or as

                                                        Company Initial: AGR
                                                                         ---

                                                      Executive Initial: MLP
                                                                         ---
                    otherwise scheduled as negotiated by the parties. Benefits will continue to be paid by the Company in full for the nine
                    (9) month period following termination. Bonuses shall be paid to Executive in a lump sum within 10 days from the date of termination and shall be computed at a rate of 150% of the previous years bonus prorated for the partial year or an amount as negotiated between the parties.

               o All stock options, warrants, restricted stock and other equity arrangements vested as of the date of termination remain with Executive and 100% of the then-remaining unvested portion of the restricted stock shall automatically become vested and granted. .


         If this Agreement is terminated pursuant to Section B of Article XI (voluntary resignation), the Company shall have no further responsibility to Executive except to pay the portion of (i) Annual Base Salary, and (ii) Annual Bonus earned to and including the last day of employment and any statutory benefits. Further, all stock options not yet vested as of the last day of employment are canceled. All stock options, warrants and other equity arrangements vested as of the date of termination remain with Executive and Executive has 90 days from the date of termination to exercise all such options, warrants or other equity arrangements. As of the 91st day following the date of termination, all unexercised options, warrants and other equity arrangements shall be canceled.

XIII.    Change of Control Termination
         -----------------------------
         If within twelve months following a Change of Control, as hereinafter defined, the Executive's employment is terminated for a reason (or no reason) other than for disability, death or for cause, the termination shall be deemed a "Change of Control Termination" and this Article shall determine Executive's severance package in lieu of provisions described under Articles X and XII above. In the event of a Change of Control Termination, the Company shall pay to the Executive; (i) Base Salary and Benefits (pursuant to Article VIII) and Annual Bonus for a period of twelve (12) months following the date of termination. Base Salary continuation payments shall be payable either in a lump sum within 10 days from the date of termination or as otherwise scheduled as negotiated by the parties. Benefits will continue to be paid by the Company in full for the twelve (12) month period following termination. Bonuses shall be paid to Executive in a lump sum within 10 days from the date of termination and shall be computed at a rate of 150% of the previous year's bonus or an amount as negotiated between the parties but in no event shall such amount be less than 60% of the Executive's then current Base Salary, and (ii) All stock options, warrants, restricted stock and other equity arrangements vested as of the date of termination remain with Executive and 100% of the then-remaining unvested portion of all stock options, warrants, restricted stock and any other equity arrangements shall automatically become vested, exercisable and/or granted as the case may be.


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                                                        Company Initial: AGR
                                                                         ---

                                                      Executive Initial: MLP
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

         "Change of Control" shall be deemed to have occurred if at any time after the Effective Date of this Agreement any person or group (excluding the shareholders of the Company the date before the Public Merger), directly or indirectly, controls more than 50% of the combined voting power of the voting securities of the Company.

XIV.     Binding Agreement
         -----------------
         This Agreement shall be binding upon and inure to the benefit of Executive, his heirs, distributes and assigns and the Company, its successors (e.g. Public Company via Public Merger), and assigns. Executive may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm or corporation. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by both parties hereto.

XV.      Governing Law
         -------------
         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be given in writing via either overnight service or U.S. Mail certified return receipt requested, by addressing the same to the other party as follows:

                  If to Executive to:
                                    Mark L. Pover
                                    3 Mildred Circle
                                    Sturbridge, MA 01566


                  If to Company to:
                                    Anthony G. Roth, CEO
                                    Utix Corporation
                                    7 New England Park, Suite 610
                                    Burlington, MA 01803

                  Or such other place as may be designated in writing by like notice.

XVI      Confidential Information of Utix and its Clients
         --------------------------------------------------
         In the course of my employment by the company, I may become aware of confidential information relating to the business of Utix or its clients. I will never use or disclose any confidential information of Utix or any of its customers, including, without limitation, customer lists, market research, strategic plans or other information or discoveries, inventions, improvements, know-how, methods or other trade secrets, whether developed by me or others. I will comply with the Company's policies and procedures for the protection of confidential information.


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                                                        Company Initial: AGR
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                                                      Executive Initial: MLP
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

         Further, my obligation not to disclose or use such confidential information will continue for a period of five years after the termination of my employment.

XVII     Intellectual Property
         ---------------------
         The term "intellectual property," as used in this paragraph, includes all inventions, discoveries, concepts, ideas, systems, methods, processes, works, computer programs, and computer software (whether or not patentable or copyrightable or constituting trade secrets). I will promptly disclose to the Company, and hereby agree to assign to the Company all of my full right, title and interest in all "intellectual property" conceived of or created by other employees of Utix or by clients of Utix during the period of my employment by the Company. I understand that I will have no rights to any royalties or other compensation for the use of any intellectual property covered by this Agreement, unless expressly agreed to in writing by the Company.

         However, this paragraph 3 shall not apply to "intellectual property" that meets all of the following requirements: (i) it does not relate to the actual business (or business under consideration that is known to me) or research and development of Utix, (ii) it is made or conceived of by me during the times of not working as an employee of the Company (whether or not during the normal business hours or on Company premises), and (iii) it is not derived from, and is made without the use of, any intellectual property or confidential information of Utix.

XVIII    Patents
         -------
         If so requested by the Company, I will cooperate with the Company in doing whatever is appropriate to apply for, obtain and enforce patents (U.S. or foreign or both) for the Company or its clients, on any inventions which are made by me (either alone or jointly with other) during the period of employment. This obligation will continue after termination of my employment, provided that (a) all expenses required to apply for, obtain and enforce any patents will be paid by the Company, and (b) if I am required to spend any substantial amount of time to carry out my obligations, I will be entitled to reasonable compensation from the Company for that time. I understand that the Company will have no obligation to me to apply for or obtain any such patents.

XIX      Writings
         --------
         Any written, printed materials or software while I prepare during the course of my employment and solely related to the direct business of the Company will be the property of the Company, and if so requested by the Company, I will do whatever is appropriate to obtain copyright protection for such materials for the benefit of the Company. I will not publish or cause the publication of any written or printed materials relating to my work for Utix or its clients without the prior written approval of the Company. All copyrightable works that I create during the term of the agreement and for the sole benefit of the Company shall be considered "works made for hire."


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                                                        Company Initial: AGR
                                                                         ---

                                                      Executive Initial: MLP
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

XX       Company Property
         ----------------
         Upon the termination of my employment (or during my employment, if so requested by the Company), I will deliver to the authorized representative of the Company (a) all credit cards, identification cards, badges, keys and other items which have been provided to me by the Company, (b) all tools, equipment, and software provided to me by the Company and (c) all the written and printed materials, records, tapes and other media which relate to the business of the Company. I will not retain any copies of duplicates of the items described above, except that I may retain copies of my own records relating to my compensation from the Company, a copy of this Employee Agreement (and any related amendments), documents related to Executive's equity ownership, and my personal copies of any papers or correspondence which have been written by me and have been published without restriction. In the event that I fail to return any company property upon termination of my employment or as otherwise directed, I authorize the Company to offset the replacement cost of such property from my wages.

XXI      Non-Compete
         -----------
         In recognition of the sensitivity of the confidential and proprietary information of Utix to which I have access during my employment with the Company, and the degree of competition in the fields in which Utix has chosen to engage, I agree that, for a period of one year after the date of termination of my employment with the Company for any reason (the "Restricted Period") , I will not engage in any business, whether as an employee, consultant or otherwise that is competitive with any business activity of Utix with which I was directly involved during the past six months of employment with Utix. Further, I will not accept employment or a consulting position with any business which is, or at any time within one year prior to my termination, was a customer of Utix without the prior written consent of the CEO or other authorized executive of Utix. I may, however, own 5% or less of the securities of any publicly traded company.

XXII     Soliciting Employees and Clients
         --------------------------------
         I agree that while the Company's employ, and thereafter during the Restricted Period, I will not, and will not assist anyone else to, directly or indirectly, solicit or induce any of Utix's employees to terminate their employment with Utix or divert or take away from Utix any person, company or entity which on the date hereof is, or hereafter during the term of my employment by the Company becomes a customer, client, supplier or independent contractor of Utix.

XXIII    Effective Date
         --------------
         This Agreement shall become effective and all terms and conditions in full force as of January 23, 2006. . Executive shall have a start date of March 1, 2006 and shall use the time between the effective date and the start date to transaction his other activities. During the transition period, Executive shall use his best efforts to make himself available to the Company on an as needed basis. All terms and conditions of this agreement shall be in full force as of the effective


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                                                        Company Initial: AGR
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                                                      Executive Initial: MLP
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

         date of this agreement, however during the transition period, executive shall receive compensation in accordance with Section XXV, Transition Compensation.

XXIV     Attorney Fees
         -------------
         In the event a dispute arises as to the interpretation, enforcement and/or breach of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and all cost incurred.

XXV      Transition Compensation
         -----------------------
         The Company has requested that the Executive be available to the Company in the period as of the effective date and prior to the executives start date, ("Transition Period"). All of the terms and conditions of this agreement shall remain in full force as of the effective date of this agreement, however during this Transition Period, Executive shall be compensated at a rate of $125 per hour plus expenses, for his services provided to the Company.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 23rd day of January, 2006.


EXECUTIVE:                              Utix Group, Inc.


/s/ Mark L. Pover                       /s/ Anthony G. Roth
----------------------------------      --------------------------------------
Mark L. Pover         Date              Anthony G. Roth           Date
                                        President & CEO





Exhibit A

Executive's Outside Activities approved in accordance with Section III.

Board and/or Advisor:

Emergent Game Technologies, Inc.
G2G Entertainment, Inc.



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                                                        Company Initial: AGR
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                                                      Executive Initial: MLP
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